Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Central Federal Corporation of our report dated March 19, 2008 appearing in the Annual Report on Form 10-K of Central Federal Corporation for the year ended December 31, 2007.

Crowe Chizek and Company LLC

Cleveland, Ohio
August 12, 2008